UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015 (April 2, 2015)

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported in our Current Report on Form 8-K dated April 22, 2014, the registrant completed the sale and issuance of senior secured convertible promissory notes for an aggregate principal amount of $4,575,000 (the “April 2014 Notes”) and warrants for the purchase of up to an aggregate of 4,097,015 shares of our common stock (the “April 2014 Warrants”) to five accredited investors (collectively, the “April 2014 Investors”) on April 16, 2014 (such financing, hereinafter the “April 2014 Financing”). As previously reported in our Current Report on Form 8-K dated August 15, 2014, all of the April 2014 Notes were cancelled following their conversion and redemption pursuant to that certain Conversion and Redemption Agreement dated August 14, 2014 by and among the registrant and the April 2014 Investors. On April 2, 2015, the registrant entered into warrant exchange agreements (the “Exchange Agreement”) with each of the April 2014 Investors in connection with their April 2014 Warrants (the “Warrant Exchange”). In the Exchange Agreements, the April 2014 Investors collectively agreed to surrender for cancellation all of their April 2014 Warrants (which collectively entitled them to purchase an aggregate of 4,097,015 shares of our common stock) in exchange, the registrant will issue to them an aggregate 3,687,316 shares of our common stock (the “Exchange Shares”), which is approximately 90% of the total number of common stock shares that the April 2014 Investors would have been entitled to acquire from the registrant under the terms of the April 2014 Warrants.

In addition, the registrant and the April 2014 Investors agreed that upon delivery of the Exchange Shares, the Securities Purchase Agreement, the April 2014 Warrants, the Registration Rights Agreement, the Pledge and Security Agreement and each of the other agreements entered into in connection with the April 2014 Financing by the registrant and the April 2014 Investors, shall all be terminated and cancelled in full. The registrant also granted the April 2014 Investors a right of first refusal to participate in any future sale of the registrant’s equity or equity equivalent securities on a pro rata basis up to 50% of the securities offered in such sale, from the closing date until April 16, 2016 except for a registered underwritten public offering. In the event that the registrant engages in a registered underwritten public offering of its common stock and the offering price per share in such registered offering is more than 85% of the closing sale price of the registrant’s common stock on the date of pricing of such offering, then the participation right shall be 20% of the securities offered in such registered offering. The transactions contemplated by the Exchange Agreement are subject to the customary closing conditions.

The Exchange Shares, when issued, shall be subject to lock-up restrictions under Lock-Up Agreements separately entered into by and among registrant and the April 2014 Investors. Per the Lock-Up Agreements, the April 2014 Investors agreed that they will not, among other things, offer, sell, contract to sell, hypothecate or otherwise dispose of the Exchange Shares until the earlier of (i) the sixtieth (60th) calendar day following the closing date of Warrant Exchange and (ii) the first date that the weighted average price of the registrant’s common stock equals or exceeds $0.30 (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the closing of the Warrant Exchange) for each of ten (10) consecutive trading days.

The Warrant Exchange is expected to close on April 16, 2015. The foregoing descriptions of the terms of the Exchange Agreements and the Lock-up Agreements are not complete and are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
10.1	Form of Exchange Agreement
10.2	Form of Lock-Up Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC. (the “Registrant”)

Dated: April 7, 2015	By:	/s/ Domonic J. Carney
Domonic J. Carney, Chief Financial Officer

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